EX-99.906CERT
                                                                 Item 12. (b)


        Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Terrence K.H. Lee, President and Chief Executive Officer of First Pacific Mutual Fund, Inc. (the "Registrant"), certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2012 (the "Report") fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.


Date:  November 28, 2012                  /s/  Terrence K.H. Lee
       -----------------                  ----------------------
                                          Terrence K.H. Lee
                                          President and CEO




I, Nora B. Simpson, Treasurer of First Pacific Mutual Fund, Inc. (the "Registrant"), certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2012 (the "Report") fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.


Date:  November 28, 2012                  /s/  Nora B. Simpson
       -----------------                  --------------------
                                          Nora B. Simpson
                                          Treasurer



These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.